UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2010
CLEAN DIESEL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33710	06-1393453

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 1100, 10 Middle Street, Bridgeport, CT	06604

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number including area code: (203) 416-5290
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Merger Agreement
On May 13, 2010, the Registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Catalytic Solutions, Inc. (“CSI”) (AIM: CTS and CTSU), a global manufacturer and distributor of emissions control systems and products based in Ventura, CA, and CDTI Merger Sub, Inc., a California corporation and wholly owned subsidiary of the Registrant (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into CSI (the “Merger”), with CSI continuing as the surviving corporation and a wholly owned subsidiary of the Registrant.
Under the terms of the Merger Agreement, at the effective time of the Merger, in exchange for their shares of CSI common stock, the shareholders of CSI will receive shares, and warrants to purchase shares, of the Registrant’s common stock. CSI shareholders will receive such number of shares of the Registrant’s common stock so that after the Merger, the shareholders of CSI will own approximately 60% of the outstanding shares of the Registrant’s common stock and the existing holders of the Registrant’s common stock will own approximately 40% of the outstanding shares of the Registrant’s common stock, subject to adjustment for the cash position, as defined in the Merger Agreement, of CSI and the Registrant, at the earlier of closing or June 30, 2010. In addition, CSI shareholders will receive warrants to purchase up to 3 million shares of Registrant’s common stock.
Each of the Registrant, Merger Sub and CSI has made customary representations and warranties and covenants in the Merger Agreement. The Merger is expected to close in the third quarter of 2010 and the completion of the Merger is subject to various closing conditions, including but not limited to (a) adoption of the Merger Agreement by CSI shareholders, (b) approval by the Registrant’s stockholders of a three-to-one reverse stock split and the issuance of the Registrant’s common stock in the Merger, (c) the Securities and Exchange Commission’s declaration of effectiveness of the registration statement on Form S-4 in connection with the issuance of the Registrant’s common stock in the Merger, (d) approval by NASDAQ with respect to the listing of the shares of the Registrant’s common stock to be issued in the Merger, (e) subject to certain exceptions, the accuracy of the representations and warranties of each party, and (f) performance in all material respects of each party of its obligations under the Merger Agreement.
The Merger Agreement contains certain termination rights for both the Registrant and CSI. If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, the Registrant or CSI, as the case may be, will be required to pay the other a termination fee of $300,000 and reimburse certain fees and expenses.
The foregoing description of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Annex A to the Registrant’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on May 14, 2010 which is incorporated herein by reference.
A copy of the press release announcing the proposed Merger is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
In connection with the proposed Merger, the Registrant has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 containing a preliminary joint proxy statement/information statement of the Registrant and CSI and containing a preliminary prospectus of the Registrant (the “Joint Proxy Statement/Information Statement and Prospectus”), which is subject to completion and amendment. INVESTORS AND SECURITY HOLDERS OF THE REGISTRANT AND CSI ARE URGED TO READ THE JOINT PROXY STATEMENT/INFORMATION STATEMENT AND PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.
Innovator Capital Letter
In connection with both the contemplated $1,000,000 Regulation S private placement described under Item 3.02 below and the proposed merger as described above, the Registrant entered into a Letter Agreement, dated May 13, 2010 (the “Letter Agreement”), with Innovator Capital Limited, a financial services company based in London, England (“Innovator”), to clarify the Registrant’s fee arrangements with Innovator in the context of the private placement and the proposed merger. Such clarifications are described in the Letter Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference. Mr. Mungo Park, Chairman of the Board of Directors of the Registrant, is also a principal and chairman of Innovator.
Item 3.02 Unregistered Sales of Equity Securities.
Clean Diesel currently is undertaking a private placement pursuant to Regulation S promulgated under the Securities Act and this private placement will raise approximately $1 million. Under the terms of the private placement, the closing of which is conditioned upon the consummation of the Merger, Clean Diesel will sell units consisting of up to 654,118 shares of its common stock and warrants to purchase up to 1,000,000 shares of its common stock.

Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger, dated May 13, 2010, between Clean Diesel Technologies, Inc., Catalytic Solutions, Inc., and CDTI Merger Sub, Inc. (incorporated by reference to Annex A to Clean Diesel Technologies, Inc.’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on May 14, 2010).

10.1	Letter Agreement, dated May 13, 2010, between Clean Diesel Technologies, Inc. and Innovator Capital, Ltd.

99.1	Press release dated May 14, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Diesel Technologies, Inc.
By:	/s/ John B. Wynne, Jr.
John B. Wynne, Jr. Its: Interim Chief Financial Officer, Vice President and Treasurer

Dated: May 18, 2010

EXHIBIT INDEX

Exhibit
No.	Description

2.1	Agreement and Plan of Merger, dated May 13, 2010, between Clean Diesel Technologies, Inc., Catalytic Solutions, Inc., and CDTI Merger Sub, Inc. (incorporated by reference to Annex A to Clean Diesel Technologies, Inc.’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on May 14, 2010).

10.1	Letter Agreement, dated May 13, 2010, between Clean Diesel Technologies, Inc. and Innovator Capital, Ltd.

99.1	Press release dated May 14, 2010.